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                                                                   EXHIBIT 12.01




          MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      FOR THE YEAR ENDED DECEMBER 31, 2001




EARNINGS:

Earnings before income taxes                                            $158,439
Earnings of less than 50%-owned associated companies, net                    273
Interest Expense                                                          46,792
Portion of rents representative of an interest factor                      4,602
                                                                        --------

     ADJUSTED EARNINGS AND FIXED CHARGES                                $210,106
                                                                        ========

FIXED CHARGES:

Interest Expense                                                        $ 46,792
Capitalized Interest                                                       6,040
Portion of rents representative of an interest factor                      4,602
                                                                        --------

     TOTAL FIXED CHARGES                                                $ 57,434
                                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES                                          3.66
                                                                        ========